Beaverton, Oregon (Business Wire) – July 31, 2003 – Wilshire Financial Services Group Inc. (OTCBB:WFSG) reported net income after taxes for the quarter ended June 30, 2003 of $1.4 million, or $0.08 per basic share, compared with $0.3 million, or $0.02 per basic share, for the second quarter of 2002. For the six-month period ended June 30, 2003, WFSG’s net income was approximately $3.0 million, or $0.16 per basic share, compared with a net loss of $0.4 million, or $0.03 per basic share, for the six months ended June 30, 2002.

The Company’s pre-tax income was $2.4 million and $5.0 million, respectively, for the quarter and six months ended June 30, 2003, compared with pre-tax income of $0.3 million and a pre-tax loss of $0.7 million for the corresponding 2002 periods.

WFSG's stockholders' equity increased by approximately $4.2 million during the six months ended June 30, 2003 to $103.6 million, or $5.56 and $5.06 per basic and diluted share, respectively. The increase reflects the net income for the year to date, approximately $1.4 million in tax benefits relating to losses generated in the Company’s pre-reorganizational period, and the sale of additional shares of common stock pursuant to the exercise of stock options. These increases in equity were partially offset by after-tax unrealized losses on the Company’s portfolio of available-for-sale securities (approximately $0.6 million) and on its hedging transactions (approximately $0.1 million).

The increase in income for the second quarter of 2003 over the second quarter of 2002 was primarily due to a $1.9 million increase in consolidated net servicing income, reflecting the continuing growth of the Company’s loan servicing operations. In addition, the Company’s banking subsidiary recaptured $0.75 million of loan loss reserves during the quarter pursuant to a loan sale. The results for the 2002 period included $1.4 million of impairment write-downs related to two interest-only mortgage-backed securities (I/Os) at the banking subsidiary, with no such charges in the 2003 period. Partially offsetting these factors was a $1.7 million increase in consolidated other operating expenses, which resulted primarily from higher compensation costs due to the expansion of the Company’s loan servicing operations, and a $0.6 million increase in legal expenses which the Company continues to incur on behalf of some of its former officers.

The Company’s results for the six months ended June 30, 2003 versus the comparable 2002 period reflect a $4.2 million increase in net servicing income and a net increase of $0.9 million in recapture of loan loss reserves. (Results for the comparable 2002 period were adversely impacted by the $1.4 million of impairment charges cited above.) In addition, the Company’s consolidated operating expenses for the first six months of 2003 declined by $1.6 million compared with the corresponding 2002 period. This decrease in operating expenses resulted from approximately $4.75 million in legal fees and expenses which were accrued in the first quarter of 2002 and related to the May 13, 2002 settlement of litigation which arose from events prior to the Company’s 1999 restructuring. The absence of such expenses in the current year was partially offset by an increase in compensation expense, primarily at the Company’s loan servicing subsidiary.

Other significant activity included the following:

- The Company's banking subsidiary, First Bank of Beverly Hills, F.S.B. (the “Bank”), recorded pre-tax income of $3.2 million and $5.8 million, respectively, for the quarter and six months ended June 30, 2003, compared with $0.6 million and $3.3 million for the corresponding 2002 periods. The Bank’s results for the 2002 periods reflect $1.4 million in impairment charges related to its holdings of I/O securities. The Bank’s net interest income increased by approximately $0.5 million from the six months ended June 30, 2002 to the six months ended June 30, 2003. In addition, the Bank recaptured $0.75 million in reserves for loan losses in June 2003 pursuant to a loan sale. Net interest spread increased by 8 basis points, from 2.05% for the first six months of 2002 to 2.13% for the first six months of 2003, as the decline in interest rates impacted the Bank’s interest-bearing liabilities, particularly its short-term borrowings, to a slightly greater extent than its interest-earning assets. In the first six months of 2003, the Bank originated and purchased an aggregate of approximately $79 million in new income property loans and purchased $41 million of government agency mortgage-backed and other investment securities. However, these originations and purchases were offset by approximately $158 million in repayments and prepayments of the Bank’s interest-earning assets, contributing to a $37 million decline in earning assets from December 31, 2002 levels, precipitated primarily by the continuing decline in interest rates. The Bank’s overall asset quality remains strong, and its total non-performing assets continue to represent less than 1% of total assets. At June 30, 2003, the Bank’s risk-based capital ratio was 15.6%, exceeding the 10.0% ratio required to be categorized as “well capitalized” by regulatory standards.

- Wilshire Credit Corporation ("WCC"), the Company's loan servicing subsidiary, recorded pre-tax income of $1.2 million and $1.9 million, respectively, for the quarter and six months ended June 30, 2003, compared with $0.6 million and $0.2 million for the quarter and six months ended June 30, 2002. Through the first six months of 2003, WCC earned net servicing income of $15.8 million, a 30% increase over the results for the prior year to date. This increase reflects the continuing growth in the volume of WCC’s serviced loans portfolio as a result of contractual flow agreements and new servicing rights acquisitions. At June 30, 2003, WCC’s portfolio of serviced loans totaled $5.1 billion, compared with $4.1 billion at December 31, 2002 and $3.9 billion at June 30, 2002. The increase in servicing income was partially offset by a $1.8 million increase in compensation expense as a result of a higher employee head count.

- Wilshire Funding Corporation ("WFC"), the Company's mortgage investment subsidiary, recorded pre-tax income of $0.3 million and $0.9 million, respectively, for the quarter and six months ended June 30, 2003, compared with $0.5 million and $1.7 million for the corresponding 2002 periods. WFC’s results for the 2002 periods reflect higher interest income on its loan portfolio, a portion of which was sold in June 2002 for a net gain of $0.25 million.

“Operating results at both our banking and servicing platform improved materially year-over-year, reflecting primarily continued growth in our income-property loan portfolio and our serviced-asset base,” said Stephen P. Glennon, CEO of Wilshire Financial Services Group Inc. “We are pleased with this progress.”

For further information, please see our website (www.wfsg.com) for our 10-Q Report and related communications (available on or about August 8, 2003).

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition and results of operations. These forward-looking statements are not historical facts but rather are based on current expectations, estimates, and projections about our industry, our beliefs and our assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the condition of the real estate market, the availability and conditions of financing for loan pool acquisitions, mortgage-backed securities, mortgage loan servicing rights and other financial assets as well as interest rates. Readers of this release are cautioned not to place undue reliance on these forward-looking statements.

Contact Information:

Wilshire Financial Services Group Inc.
Stephen P. Glennon
Chief Executive Officer and
Chief Financial Officer
(503) 223-5600

Michael D. Farrell
Vice President, Financial Reporting
(503) 525-7225

WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(Dollars in thousands)

                                                                                       June 30,     December 31,
                                                                                         2003           2002
                                                      ASSETS                         ------------   ------------

Cash and cash equivalents .........................................................  $     15,173   $     17,579
Government agency mortgage-backed securities available for sale, at fair value ....       166,027        211,082
AAA mortgage-backed securities available for sale, at fair value ..................        39,321         48,320
Other mortgage-backed securities available for sale, at fair value ................         1,585          2,133
Investment securities available for sale, at fair value ...........................        25,572         11,962
Loans, net of allowance for loan losses of $6,765 and $7,980 ......................       487,847        486,667
Discounted loans, net of allowance for loan losses of $41,069 and $40,920 .........         5,622          6,630
Stock in Federal Home Loan Bank of San Francisco, at cost .........................        11,080         10,808
Real estate owned, net ............................................................           683          1,101
Leasehold improvements and equipment, net .........................................         3,147          3,218
Accrued interest receivable .......................................................         3,766          4,043
Servicer advance receivables, net .................................................        26,306         19,922
Service fees receivable ...........................................................         2,760          2,334
Purchased mortgage servicing rights, net ..........................................         9,255          5,405
Receivables from loan servicers ...................................................           502            462
Intangible assets, net ............................................................         3,572          3,701
Prepaid expenses and other assets .................................................        18,382          7,654
                                                                                     ------------   ------------
              TOTAL ...............................................................  $    820,600   $    843,021
                                                                                     ============   ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
       Noninterest-bearing deposits ...............................................  $      4,355   $      3,659
       Interest-bearing deposits ..................................................       350,545        392,122
       Short-term borrowings ......................................................        94,000         91,870
       Accounts payable and other liabilities .....................................        23,404         14,284
       FHLB advances ..............................................................       218,000        216,000
       Servicing acquisition notes ................................................         5,232          4,284
       Trust preferred subordinated debt ..........................................        20,000         20,000
       Investor participation liability ...........................................         1,435          1,346
                                                                                     ------------   ------------
              Total liabilities ...................................................       716,971        743,565
                                                                                     ------------   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
      Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares
          outstanding .............................................................            --             --
      Common stock, $0.01 par value, 90,000,000 shares authorized, 24,251,037
          and 23,820,874 shares issued (including treasury shares of 5,626,212) ...       116,260        114,357
      Treasury stock, 5,626,212 shares, at cost ...................................       (15,106)       (15,106)
      Accumulated deficit .........................................................          (126)        (3,096)
      Accumulated other comprehensive income, net .................................         2,601          3,301
                                                                                     ------------   ------------
              Total stockholders' equity ..........................................       103,629         99,456
                                                                                     ------------   ------------
              TOTAL ...............................................................  $    820,600   $    843,021
                                                                                     ============   ============

WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except share data)

                                                                                Quarter Ended                Six Months Ended
                                                                                   June 30,                      June 30,
                                                                          ---------------------------   ---------------------------
                                                                              2003           2002           2003           2002
                                                                          ------------   ------------   ------------   ------------
INTEREST INCOME:
            Loans ......................................................  $      8,426   $      9,638   $     16,896   $     20,483
            Mortgage-backed securities .................................         2,547          2,473          6,014          5,405
            Securities and federal funds sold ..........................           217            300            389            640
                                                                          ------------   ------------   ------------   ------------
         Total interest income .........................................        11,190         12,411         23,299         26,528
                                                                          ------------   ------------   ------------   ------------
INTEREST EXPENSE:
            Deposits ...................................................         2,776          3,928          5,989          8,350
            Borrowings .................................................         3,233          3,234          6,696          6,505
                                                                          ------------   ------------   ------------   ------------
            Total interest expense .....................................         6,009          7,162         12,685         14,855
                                                                          ------------   ------------   ------------   ------------
NET INTEREST INCOME ....................................................         5,181          5,249         10,614         11,673
(RECAPTURE OF) PROVISION FOR LOSSES ON LOANS ...........................          (700)           223           (670)           236
                                                                          ------------   ------------   ------------   ------------
NET INTEREST INCOME AFTER (RECAPTURE OF) PROVISION FOR LOSSES ON LOANS .         5,881          5,026         11,284         11,437
                                                                          ------------   ------------   ------------   ------------
OTHER INCOME:
            Servicing income ...........................................         7,906          6,024         15,747         11,546
            Loan fees and charges ......................................            27             29             50             71
            Real estate owned, net .....................................          (112)           (65)           (87)          (111)
            Gain on sale of loans ......................................            75          2,436             80          2,480
            Loss on sale of securities .................................            --             --             --            (62)
            Market valuation losses and impairments ....................            --         (1,373)            --         (1,373)
            Investor participation interest ............................           (59)        (1,219)          (129)        (1,545)
            Other, net .................................................           517            (55)           731          1,206
                                                                          ------------   ------------   ------------   ------------
            Total other income .........................................         8,354          5,777         16,392         12,212
                                                                          ------------   ------------   ------------   ------------
OTHER EXPENSES:
            Compensation and employee benefits .........................         7,391          6,177         14,162         11,818
            Professional services ......................................         1,542          1,031          2,691          2,818
            Occupancy ..................................................           527            539          1,080          1,082
            FDIC insurance premiums ....................................           107            104            215            209
            Data processing ............................................           279            337            533            601
            Communication ..............................................           216            290            449            602
            Insurance ..................................................           365            275            705            554
            Corporate travel and development ...........................            43             79            126            169
            Depreciation ...............................................           396            437            804            859
            Amortization of intangibles ................................            64             64            129            129
            Postage and courier expense ................................           314            217            574            520
            Provision for litigation claims ............................            --             --             --          3,600
            Other general and administrative expenses ..................           609            601          1,183          1,309
                                                                          ------------   ------------   ------------   ------------
            Total other expenses .......................................        11,853         10,151         22,651         24,270
                                                                          ------------   ------------   ------------   ------------

INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES ................         2,382            652          5,025           (621)
MINORITY INTEREST ......................................................            --           (325)            --           (125)
                                                                          ------------   ------------   ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES ......................................         2,382            327          5,025           (746)
INCOME TAX PROVISION (BENEFIT) .........................................           976              1          2,055           (299)
                                                                          ------------   ------------   ------------   ------------
NET INCOME (LOSS) ......................................................  $      1,406   $        326   $      2,970   $       (447)
                                                                          ============   ============   ============   ============

Earnings (loss) per share - basic.......................................  $       0.08   $       0.02   $       0.16   $      (0.03)
Earnings (loss) per share - diluted.....................................  $       0.07   $       0.02   $       0.15   $      (0.03)

Weighted average shares outstanding - basic.............................    18,435,365     16,196,365     18,330,116     16,188,615
Weighted average shares outstanding - diluted...........................    20,410,295     21,379,651     20,330,328     16,188,615